Exhibit 99.2

PHARMACOPEIA EARNS MILESTONE PAYMENT FROM SCHERING-PLOUGH ON INITIATION OF PHASE 1 CLINICAL TRIALS OF NOVEL THERAPEUTIC CANDIDATE

September 25, 2007, Princeton, NJ – Pharmacopeia (NASDAQ: PCOP), an innovator in the discovery and development of novel small molecule therapeutics, today announced that Schering-Plough has initiated a Phase 1 clinical trial in the United States with PS948115, a compound identified from the collaboration between the two companies.  The compound is being evaluated as a potential treatment for respiratory disease.  Pharmacopeia will receive a $1 million milestone payment from Schering-Plough as a result of this trial initiation.

“The Schering-Plough collaboration continues to yield very attractive therapeutic candidates,” said Les Browne, Ph.D., President and Chief Executive Officer of Pharmacopeia. “This compound is the third drug candidate resulting from the collaboration that has been advanced by Schering-Plough in clinical trials this year.”

Schering-Plough is solely responsible for further development and commercialization of this respiratory disease candidate. However, Pharmacopeia is eligible to receive additional milestone payments if the program advances further in clinical trials, and will also receive royalties on sales of any resulting therapeutic products incorporating compounds derived from the program.

ABOUT PHARMACOPEIA

Pharmacopeia is committed to discovering and developing novel therapeutics to address significant medical needs. The company has a broad portfolio advancing toward clinical validation, both independently and with partners. Pharmacopeia’s most advanced internal program is a dual-acting angiotensin and endothelin receptor antagonist (DARA) for hypertension and diabetic kidney disease for which a Phase 2 clinical trial is underway. Other internal proprietary programs address primarily immunoregulation. Pharmacopeia’s collaborative efforts have resulted in a portfolio that includes two partnered programs currently in Phase 2 clinical trials: a CXCR2 antagonist targeting chronic obstructive pulmonary disease (COPD) and a p38 MAP kinase inhibitor for inflammatory diseases. Three partnered programs in Phase 1 clinical trials target oncology, inflammatory and respiratory diseases. Three additional partnered compounds are in preclinical development. Pharmacopeia’s current strategic alliances are with Cephalon, GlaxoSmithKline, Organon and Wyeth.

Contact:
Amy P. Sharpless
(609) 452-3643
ir_pr@pcop.com

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This press release, and oral statements made with respect to information contained in this press release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, goal, contingency or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include, but are not limited to, statements about the successful implementation of Pharmacopeia’s strategic plans, Pharmacopeia’s plans to develop PS433540, a product candidate from its DARA program, Pharmacopeia’s Phase 1 and Phase 2 clinical studies with respect to PS433540, including timing and expected outcomes of such studies, Pharmacopeia’s estimates of the market opportunities for its product candidates, including PS433540, Pharmacopeia’s ability to successfully perform under its collaborations with Cephalon, GlaxoSmithKline, Organon and Wyeth, Pharmacopeia’s ability to build its pipeline of novel drug candidates through its own internally-funded drug discovery programs, third party collaborations and in-licensing, Pharmacopeia’s ability to raise additional capital, Pharmacopeia’s expectations concerning the development priorities of its collaborators, their ability to successfully develop compounds and its receipt of milestones and royalties from the collaborations, Pharmacopeia’s anticipated operating results, financial condition, liquidity and capital resources, Pharmacopeia’s expectations concerning the legal protections afforded by U.S. and international patent law, Pharmacopeia’s ability to pursue the development of new compounds and other business matters without infringing the patent rights of others, additional competition, and changes in economic conditions.

Further information about these and other relevant risks and uncertainties may be found in Pharmacopeia’s Reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Pharmacopeia urges you to carefully review and consider the disclosures found in its filings which are available in the SEC EDGAR database at http://www.sec.gov and from Pharmacopeia at http://www.pharmacopeia.com. All forward-looking statements in this press release and oral statements made with respect to information contained in this press release are qualified entirely by the cautionary statements included in this press release and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this press release. Pharmacopeia undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.